Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Synchronoss Technologies Announces First Quarter 2019 Results

BRIDGEWATER, NJ - May 9, 2019 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, digital and IoT platforms and products, today announced financial results for its first quarter ended March 31, 2019

First quarter highlights:

•	Revenue was $88.1 million, including 73 percent recurring revenue, up 5.3 percent compared to $83.7 million in the first quarter of 2018.

•	GAAP net loss for the quarter was $27.6 million, or 68 cents per share, compared to $40.0 million or 95 cents per share in the prior year’s first quarter.

•	Non-GAAP net loss from continuing operations per share was $14.7 million or 36 cents per share, compared to $22.6 million or 54 cents per share in the prior year’s first quarter.

•
Synchronoss delivered $6.6 million of adjusted EBITDA, compared to an adjusted EBITDA loss of $10.8 million in the first quarter of 2018. Adjusted EBITDA margin in the first quarter was 7.5 percent compared to negative 12.9 percent in the prior year’s first quarter.

Glenn Lurie, president and chief executive officer, stated, “The first quarter was another positive step for Synchronoss as we continue to deliver on our commitments to shareholders and execute on our financial and operational objectives. We delivered healthy revenue growth on both a sequential and year-over-year basis due to strength in our messaging business, as well as positive adjusted EBITDA for the third consecutive quarter. In addition, we continue to build sales momentum with the announcement of several transformational new customer agreements including a white label cloud platform deal with a significant new customer. These agreements are expected to deliver meaningful revenue growth going forward.”

Three Months Ended March 31,
$000s	2019	2018	% Change
Revenues	$88,105	$83,709	5.25%
Net Loss	(27,587)	(40,045)	31.1%
Adjusted EBITDA	6,630	(10,785)	161.5%

New customer agreements and partnerships that the company is announcing include:

•
The company has signed a substantial new customer for its white label cloud platform. The customer expects to launch the cloud service in the third quarter of 2019, and we plan to provide additional details at that time.

•
A partnership with Amazon, in which Synchronoss will become a global service integrator of Amazon products with mobile operators worldwide. As part of this agreement, the Synchronoss Digital Experience Platform, or DXP, will be utilized to enable mobile network operators to offer Amazon consumer services such as Amazon Prime, Prime Video, and Amazon Music, and others directly to subscribers as part of their invoice.

•
The company has joined Microsoft’s Internet of Things (IoT) Accelerate Program and will develop and offer best-of-breed Smart Buildings solutions for enterprises globally. The first initiative in this partnership will be a live proof of concept with global IT services provider Rackspace, deploying a smart buildings service to monitor, control, and optimize energy usage and reduce costs at Rackspace’s San Antonio headquarters, which spans more than one million square feet.

•
The launch of Phase II of the company’s advanced messaging platform in Japan, which will enable application-to-person, or A2P messaging, giving brands the ability to interact directly with the entire Japanese Plus Messaging subscriber base.

•
Earlier this year, the company also announced an agreement with Assurant, a leading provider of device protection insurance, which will utilize the Synchronoss white label cloud platform for its Pocket Geek solution which is offered in their device protection bundles;

David Clark, chief financial officer, added, “The first quarter financial results demonstrate the hard work the entire Synchronoss team has done over the past year to reduce costs and improve financial leverage across our business. Compared to the first quarter of 2018, gross margins are up 850 basis points, driving a 24 percent improvement in gross profit. Operating expenses were likewise down 17%, driving a $17.4 million improvement in adjusted EBITDA and a $12.5 million improvement in the GAAP net loss on a year-over-year basis. To date in 2019, we have repurchased another approximately $50 million of our convertible notes prior to maturity at a discount. We continue to be confident in our cash position and cash generating ability, and at present, we have approximately $101 million of cash on the balance sheet and the balance of convertible notes due is down to approximately $64 million.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call on Thursday, May 9, 2019, at 5:00 p.m. (ET) to discuss the company’s financial results. To access this call, dial 1-201-493-6784. Additionally, a live web cast of the conference call will be available on the Investor Relations page on the company’s web site at www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 1-412-317-6671. The replay pass code is 13689764. An archived web cast of this conference call will also be available on the Investor Relations page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income (loss), net income (loss), effective tax rate, earnings (loss) per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs which includes integration costs, restructuring and cease-use lease expense, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Synchronoss Technologies, Inc.
Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, digital and IoT products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources and its ability to satisfy or refinance its existing debt obligations, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Joe Crivelli
Vice President, Investor Relations
908-566-3131
investor@synchronoss.com

Media:
CCgroup
US: Diane Rose, +1 727-238-7567 or International: Anais Merlin, +44 20 3824 9219
synchronoss@ccgrouppr.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$88,768	$103,771
Restricted cash	1,526	6,089
Marketable securities, current	19,674	28,230
Accounts receivable, net of allowances of $5,139 and $4,599 at March 31, 2019 and December 31, 2018, respectively	108,939	102,798
Prepaid expenses	41,932	45,058
Other current assets	10,045	8,508
Total current assets	270,884	294,454
Marketable securities, non-current	369	6,658
Property and equipment, net	52,128	67,937
Operating lease right-of-use assets	64,747	—
Goodwill	223,359	224,899
Intangible assets, net	92,759	98,706
Other assets	10,013	8,982
Equity method investment	376	1,619
Total assets	$714,635	$703,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	18,948	13,576
Accrued expenses	52,875	59,545
Deferred revenues, current	65,083	57,101
Short-term convertible debt, net of debt issuance costs	97,205	113,542
Total current liabilities	234,111	243,764
Lease financing obligation	—	9,494
Operating lease liabilities, non-current	66,559	—
Deferred tax liabilities	796	1,347
Deferred revenues, non-current	46,700	59,841
Other non-current liabilities	7,504	10,797
Redeemable noncontrolling interest	12,500	12,500
Commitments and contingencies
Series A Convertible Participating Perpetual Preferred Stock, $0.0001 par value; 10,000 shares authorized; 195 shares issued and outstanding at March 31, 2019	177,065	176,603
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized, 49,908 and 49,836 shares issued; 42,746 and 42,674 outstanding at March 31, 2019 and December 31, 2018, respectively	5	5
Treasury stock, at cost (7,162 and 7,162 shares at March 31, 2019 and December 31, 2018, respectively)	(82,087)	(82,087)
Additional paid-in capital	533,224	534,673
Accumulated other comprehensive loss	(31,966)	(30,383)
Accumulated deficit	(249,776)	(233,299)
Total stockholders’ equity	169,400	188,909
Total liabilities and stockholders’ equity	$714,635	$703,255

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

Net revenues	$88,105	$83,709
Costs and expenses:
Cost of revenues	38,953	44,549
Research and development	19,681	20,905
Selling, general and administrative	29,246	38,110
Restructuring charges	421	1,108
Depreciation and amortization	20,143	23,271
Total costs and expenses	108,444	127,943
Loss from operations	(20,339)	(44,234)
Interest income	189	3,552
Interest expense	(585)	(1,247)
Gain on extinguishment of debt	387	—
Other Income	463	4,282
Equity method investment loss, net	(1,243)	(205)
Loss from operations, before taxes	(21,128)	(37,852)
Benefit (provision) for income taxes	1,391	(125)
Net loss	(19,737)	(37,977)
Net (income) loss attributable to redeemable noncontrolling interests	(313)	1,285
Preferred stock dividend	(7,537)	(3,353)
Net loss attributable to Synchronoss	$(27,587)	$(40,045)

Earnings per share:
Basic	$(0.68)	$(0.95)
Diluted	$(0.68)	$(0.95)

Weighted-average common shares outstanding:
Basic	40,320	42,181
Diluted	40,320	42,181

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net loss	$(19,737)	$(37,977)
Adjustments to reconcile Net Loss to net cash used in operating activities:
Depreciation and amortization	20,143	23,272
Change in fair value of financial instruments	—	(3,849)
Amortization of debt issuance costs	155	353
(Gain) loss on extinguishment of debt	(387)	—
Accrued PIK interest	—	(3,447)
(Earnings) loss from equity method investments	1,243	205
Amortization of bond premium	(36)	17
Deferred income taxes	(525)	191
Non-cash interest on leased facility	—	275
Stock-based compensation	5,555	7,184
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(6,141)	36,153
Prepaid expenses and other current assets	4,272	9,402
Other assets	(242)	710
Accounts payable	6,084	8,646
Accrued expenses	(10,780)	(10,873)
Other liabilities	(370)	(137)
Deferred revenues	(4,918)	(39,514)
Net cash used for operating activities	(5,684)	(9,389)
Investing activities:
Purchases of property and equipment	(2,627)	(1,093)
Purchases of capitalized software	(2,704)	(7,047)
Purchases of marketable securities available for sale	(11,278)	(6,676)
Maturity of marketable securities available for sale	26,207	1,450
Net cash provided by (used for) investing activities	9,598	(13,366)
Financing activities:
Share-based compensation-related proceeds, net of taxes paid on withholding shares	—	263
Extinguishment of outstanding Convertible Senior Notes	(16,106)	—
Proceeds from issuance of preferred stock	—	86,220
Preferred dividend payment	(7,075)	—
Payments on capital obligations	(280)	(369)
Net cash (used for) provided by financing activities	(23,461)	86,114
Effect of exchange rate changes on cash	(19)	2,253
Net decrease in cash, restricted cash and cash equivalents	(19,566)	65,612
Cash, restricted cash and cash equivalents, beginning of period	109,860	246,126
Cash, restricted cash and cash equivalents, end of period	$90,294	$311,738

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$88,105	$83,709
Less: Cost of revenues	38,953	44,549
Gross Profit	49,152	39,160
Add / (Less):
Stock-based compensation expense	686	1,112
Adjusted Gross Profit	$49,838	$40,272
Adjusted Gross Margin	56.6%	48.1%

GAAP Net loss from continuing operations	(20,339)	(44,234)
Add / (Less):
Stock-based compensation expense	5,554	7,184
Acquisition costs	(188)	121
Restructuring and cease-use lease expense	740	1,108
Amortization expense	6,129	8,254
One-Time Expenses due to Restatement, etc.	720	6,665
Non-GAAP Net (loss) income from continuing operations	$(7,384)	$(20,902)

GAAP Net (loss) income attributable to Synchronoss	$(27,587)	$(40,045)
Add / (Less):
Stock-based compensation expense	5,554	7,184
Acquisition costs	(188)	121
Restructuring and cease-use lease expense	740	1,108
Amortization expense	6,129	8,254
Non-GAAP Expenses attributable to Non-Controlling Interest	(37)	(373)
One-Time Expenses due to Restatement, etc.	720	6,665
Income Tax Effect at Statutory Tax Rates	—	(5,510)
Non-GAAP Net loss from continuing operations attributable to Synchronoss	$(14,669)	$(22,596)

Diluted Non-GAAP Net loss from continuing operations per share	$(0.36)	$(0.54)

Weighted shares outstanding - Basic	40,320	42,181

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019

Net (loss) income attributable to Synchronoss	$(40,045)	$(47,265)	$(54,529)	$(101,909)	$(27,587)
Add / (Less):
Restructuring and cease-use lease expense	1,108	2,778	4,539	3,950	740
Depreciation and amortization	23,271	23,401	23,658	47,324	20,143
Interest income	(3,552)	(3,763)	(203)	(252)	(189)
Interest Expense	1,247	1,318	1,370	976	585
Gain on Extinguishment of debt	—	—	—	(1,760)	(387)
Other Income (expense), net	(4,282)	23	13,439	65,737	(463)
Equity method investment income (loss), net	205	7	(283)	28,671	1,243
Benefit for income taxes	125	579	(2,308)	(16,290)	(1,391)
Net (loss) income attributable to noncontrolling interests	(1,285)	(1,259)	422	(6,715)	313
Preferred dividend	3,353	7,260	7,463	7,517	7,537
Stock-based compensation expense	7,184	7,638	7,216	5,566	5,554
Acquisition costs	121	(10)	38	109	(188)
One-Time Expenses due to Restatement, etc.	6,665	9,305	3,638	800	720
Net income from discontinued operations, net of taxes	—	—	—	(18,288)	—
Reclassification of expenses	(4,900)	—	4,900	—	—
Adjusted EBITDA (non-GAAP)	$(10,785)	$12	$9,360	$15,436	$6,630

	Three Months Ended March 31,
	2019	2018
Net Cash (used in) provided by operating activities	$(5,684)	$(9,389)
Add / (Less):
Capitalized software	(2,704)	(7,047)
Property and equipment	(2,627)	(1,093)
Free Cashflow	$(11,015)	$(17,529)
Add: One-Time Expenses due to Restatement, etc.	720	6,665
Adjusted Free Cashflow	$(10,295)	$(10,864)